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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 27, 2009

TREMISIS ENERGY ACQUISITION CORPORATION II
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33814	30-0485452
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545-7 Dogok-Dong SoftForum B/D, 7th Floor Gangnam-Gu, Seoul, South Korea 135-270	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    (82)(2) 575-0466

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Tremisis Energy Acquisition Corporation II has determined that it will not be able to complete its proposed acquisition of the stock of Asiana IDT, Inc., a Korean company. Consequently, its corporate existence will terminate on December 6, 2009, upon which, as soon as practicable, it will liquidate and distribute to the holders of shares issued in its initial public offering their pro-rata portion of the funds held in its trust account established for the benefit of such stockholders, which will be approximately $7.95 per share.  Its warrants will expire with no value.  A press release announcing such determination was issued on November 27, 2009 and is filed as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statement and Exhibits.

(d) Exhibits:

Exhibit	Description

99.1	Press Release dated November 27, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 30, 2009

TREMISIS ENERGY ACQUISITION CORPORATION II

By:	/s/ Sang-Chul Kim
Name: Sang-Chul Kim
Title: Chairman and Chief Executive Officer